UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 29, 2022

Date of Report (Date of earliest event reported)

AGBA Acquisition Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-38909	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1108, 11th Floor, Block B New Mandarin Plaza, 14 Science Museum Road Tsimshatsui East, Kowloon, Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 6872 0258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.001 par value, one Redeemable Warrant to acquire one-half of one Ordinary Share, and one Right to acquire one-tenth (1/10) of an Ordinary Share	AGBAU	NASDAQ Capital Market
Ordinary Shares	AGBA	NASDAQ Capital Market
Warrants	AGBAW	NASDAQ Capital Market
Rights	AGBAR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements.

As previously disclosed, AGBA Acquisition Limited, a special purpose acquisition company (“AGBA” or the “Acquiror”) entered into a business combination agreement, dated November 3, 2021 (as amended on November 18, 2021, January 4, 2022, and May 4, 2022, and as may be further amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”) with AGBA Merger Sub I Limited (“Merger Sub I”), AGBA Merger Sub II Limited (“Merger Sub II”), TAG International Limited (“B2B”), TAG Asset Partners Limited (“B2BSub”), OnePlatform International Limited (“HKSub”), TAG Asia Capital Holdings Limited (“Fintech”), and TAG Holdings Limited (“TAG”) (each a “Party” and, collectively, as the “Parties”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Business Combination Agreement

On August 29, 2022, the parties entered into a Business Combination Agreement Waiver (the “Waiver”) pursuant to which:

●	The parties have mutually agreed to waive the following conditions to Closing: (a) filing with the SEC and effectiveness of a registration statement for the Aggregate Stock Consideration (Section 9.1(d) of the Business Combination Agreement); (b)executed Employment Agreements with any Key Personnel including Mr. Ng Wing Fai and Mr. Shu Pei Huang, Desmond, and (c) executed lock-up agreements by each person who will hold 1% or more of Acquiror Ordinary Shares comprising the Aggregate Stock Consideration (Section 9.1(j) of the Business Combination Agreement); and

●	AGBA has agreed to waive the condition to Closing of delivery of duly executed opinions from the Hong Kong and British Virgin Islands counsel of B2B and from the British Virgin Islands counsel of Fintech, addressed to the Acquiror (Section 9.2(h) of the Business Combination Agreement).

As a result of this Waiver, each person who will hold 1% or more of the Acquiror Ordinary Shares comprising the Aggregate Stock Consideration will no longer be required to lock up their shares for at least 180 days from Closing as required under the current Business Combination Agreement.

The foregoing description of the Waiver is not complete and is subject to and qualified in its entirety by reference to the Waiver, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated by reference herein.

Additional Information and Where to Find it

In connection with the transaction described by the Business Combination Agreement (as amended), AGBA has filed with the SEC a preliminary proxy statement and will continue to file relevant materials with the SEC. The proxy statement and a proxy card will be mailed to shareholders of AGBA as of a record date to be established for voting at the shareholders’ meeting relating to the proposed transaction. Shareholders will also be able to obtain a copy of the proxy statement without charge from AGBA. The proxy statement, once available, may also be obtained without charge at the SEC’s website at www.sec.gov or by writing to AGBA at Room 1108, 11th Floor, Block B, New Mandarin Plaza, 14 Science Museum Road, Tsimshatsui East, Kowloon, Hong Kong. INVESTORS AND SECURITY HOLDERS OF AGBA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT AGBA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AGBA, TAG, THE SUBSIDIARIES OF TAG, AND THE TRANSACTION.

Participants in Solicitation

AGBA, AGBA Merger Sub I Limited, AGBA Merger Sub II Limited TAG, the subsidiaries of TAG, and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of AGBA ordinary shares in respect of the proposed transaction. Information about AGBA’s directors and executive officers and their ownership of AGBA ordinary shares is set forth in AGBA’s Annual Report on Form 10-K filed with the SEC, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Business Combination Agreement Waiver, dated August 29, 2022, by and among AGBA Acquisition Limited, AGBA Merger Sub I Limited (“Merger Sub I”), AGBA Merger Sub II Limited (“Merger Sub II”), TAG International Limited (“B2B”), TAG Asset Partners Limited (“B2BSub”), OnePlatform International Limited (“HKSub”), TAG Asia Capital Holdings Limited (“Fintech”), and TAG Holdings Limited (“TAG”).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2022	AGBA ACQUISITION LIMITED

	By:	/s/ Gordon Lee
	Name:	Gordon Lee
	Title:	Chief Executive Officer

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